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                                                                    EXHIBIT 10.8

                       SECOND AMENDMENT TO TRUST AGREEMENT
                      DATED AS OF FEBRUARY 19, 1987 BETWEEN
                       CHAMPION INTERNATIONAL CORPORATION
                             AND FLEET NATIONAL BANK

      This Amendment between Champion International Corporation, a New York corporation (the "Company"), and Fleet National Bank (the "Trustee") is effective as of October 1, 1999 and amends the Trust Agreement dated as of February 19, 1987, as amended as of August 18, 1988, between the Company and the Trustee (the "Trust").

      WHEREAS, the Company and the Trustee have entered into the Trust; and

      WHEREAS, the Agreements between the Company and the Executives were amended in certain respects as of May 28, 1999 (as so amended, the "Agreements"); and

      WHEREAS, the Company wishes to amend the Trust in order to (1) conform the definition of Change in Control in the Trust to the revised definition thereof set forth in the Agreements; (2) delete the references in the Trust to the possible reduction in the amount payable to the Executives thereunder as the result of any "excess parachute payment" in order to conform to the revised treatment of "excess parachute payments" under the Agreements; and (3) authorize the Company to elect to satisfy its obligation to deposit and maintain funds in the Trust by providing the Trustee with one or more irrevocable letters of credit in its favor; and

      WHEREAS, all of the Executives have agreed in writing to this Amendment;

      NOW, THEREFORE, it is agreed by and between the parties as follows:

      1. Section 3.01 of the Trust is amended in its entirety to read as follows:

      "SECTION 3.01 Definition of Change in Control. For the purposes of this Trust, a Change in Control of the Company shall be deemed to have occurred if the event set forth in any one of the following subsections shall have occurred:

            (a) any Person (as defined in this Section 3.01) is or becomes the Beneficial Owner (within the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on the date hereof (the 'Exchange Act')), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates (as defined in this Section 3.01)) representing 30% or more of the combined voting power of the Company's then outstanding securities; or

            (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors of the Company (the 'Board'): individuals who, on May 28, 1999, constituted the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) whose appointment or election by
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the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on May 28, 1999 or whose appointment, election or nomination for election was previously so approved or recommended; or

            (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity, other than a merger or consolidation if the number of members on the board of directors (or similar governing body) of the corporation or entity which is the surviving corporation or entity in such merger or consolidation (whether the Company or another corporation or entity) (or if the surviving corporation or entity is controlled by another corporation or entity, the board of directors (or similar governing body) of such controlling corporation or entity) immediately after such merger or consolidation (the 'Surviving Board') who were directors of the Company immediately prior to such merger or consolidation constitutes a majority of the members on the Surviving Board immediately after such merger or consolidation; or

            (d) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets to an entity unless the number of members of the board of directors (or similar governing body) of such entity (or if such entity is controlled by any other entity immediately after such sale or disposition, the board of directors or similar governing body of such other entity) immediately after such sale or disposition (the 'Controlling Board') who were directors of the Company immediately prior to such sale or disposition constitutes a majority of the members of the Controlling Board immediately after such sale or disposition.

For purposes of this Section 3.01:

      'Person' shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries,
      (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

      'Affiliate' and 'controlled' shall have the meanings set forth in Rule 12b-2 under the Exchange Act."

                                      * * *

      2. The next-to-last sentence of Section 4.02(a) of the Trust is amended in its entirety to read as follows:

"Such request shall set forth (i) the specific amount of payment requested and
(ii) the specific Agreement or Agreements and the specific section or sections of such Agreements under which such payment is to be made."

                                      * * *


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      3. A new ARTICLE VIII is added to the Trust as follows:

                                  "ARTICLE VIII
                                LETTERS OF CREDIT

      SECTION 8.01 Authority to Fund the Trust with Letters of Credit. Anything in the Trust to the contrary notwithstanding, including without limitation Sections 2.01(a) and 2.02(a), the Company may at its option, in lieu of depositing and maintaining cash or marketable securities in the Trust, provide the Trustee with one or more irrevocable letters of credit in the Trustee's favor from one or more banks (which may include the Trustee). Any such letters of credit (when added to any cash or marketable securities previously deposited in the Trust) shall be in an aggregate amount at least equal to the cash or marketable securities that otherwise would have to be deposited and maintained in the Trust and shall be delivered to the Trustee not later than the time such cash or marketable securities would otherwise have to be delivered to the Trustee, all in accordance with the terms of the Trust. In the event the Company elects to provide one or more such letters of credit, the Trustee shall draw on the letters of credit to obtain funds to make payments to Executives (and, in the circumstance set forth in Section 5.01(g), to the Trustee) at the times and in the amounts that such payments would be made if cash or marketable securities had been deposited and maintained in the Trust, all in accordance with the terms of the Trust. The Trustee shall not be required to examine any such letters of credit for their validity, to determine the suitability of any such letters of credit to fund the Company's obligations under the Agreements, or to perform any act with respect to any such letters of credit, other than to follow the directions of the Company or the Executives in accordance with the terms of the Trust.

      SECTION 8.02 Coordination of Other Provisions of the Trust with Section
8.01. If the Company elects to fund the Trust with one or more irrevocable letters of credit as authorized in Section 8.01, then the following provisions of the Trust shall be interpreted as set forth below:

      o Third WHEREAS clause: The 'amounts of cash or marketable securities' referred to shall include amounts provided in the letter(s) of credit.

      o Section 2.01(a): The 'amount' referred to in clause (i) and clause (ii) shall include amounts provided in the letter(s) of credit.

      o Section 2.01(c): The 'amount' and 'amounts' referred to in clauses (x) and (y) shall include amounts provided in the letter(s) of credit.

      o Section 2.02(a) and all other Sections of the Trust: The 'Trust Corpus' shall include amounts provided in the letter(s) of credit.

      o Section 4.02(a): The 'amounts' referred to in clause (x) of the first sentence shall include the portion of the letter(s) of credit allocable to such Executive. The 'aggregate amount delivered to the Trustee for the benefit of such Executive' referred to in the fourth sentence shall include the portion of the letter(s) of credit allocable to such Executive.

      o Section 4.02(b): The 'amount' and 'amounts' referred to in clause (ii) shall include amounts provided in the letter(s) of credit.

      o Section 4.02(c): The Company shall have the right to reduce the amount of any letter(s) of credit previously deposited in the Trust to reflect the termination of an Executive in the circumstance set forth in clause (i) or the more accurate calculation of benefits in the circumstance set forth in clause
(ii).


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      o Section 4.02(e): The 'amounts' referred to shall include amounts provided in the letter(s) of credit.

      o Section 5.01(c): The 'amount delivered by the Company to the Trustee', the 'amount held in Trust' and the 'deposits made with respect thereto', as referred to in the second and third sentences, shall include amounts provided in the letter(s) of credit.

      o Section 5.01(g): The delivery to the Trustee referred to in the fourth sentence shall include any amounts provided in letter(s) of credit.

      o Section 5.02: The 'amounts then held in the Trust' referred to in the second and fifth sentences shall include amounts provided in the letter(s) of credit.

      o Section 6.01(b): The 'funds held in the Trust with respect to such Executive' referred to in the first sentence shall include the portion of the letter(s) of credit allocable to such Executive.

      o Section 6.02: The 'amounts then held in the Trust' referred to in the first and second sentences shall include amounts provided in the letter(s) of credit.

      Whether or not the Company has elected to fund the Trust with one or more irrevocable letters of credit, the 'amount of funds to be delivered by the Company to the Trustee' referred to in the last sentence of Section 6.02 shall include amounts that the Company may elect to deliver in the form of a letter of credit."

                                      * * *

      4. All capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Trust.

      5. Except as amended hereby, all of the provisions of the Trust shall continue in full force and effect without change.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                        CHAMPION INTERNATIONAL CORPORATION

                                        By /s/ T. L. Hart
                                        ----------------------------------------
                                        Vice President - Finance and Treasurer


                                        FLEET NATIONAL BANK

                                        By /s/ Susan H. James
                                        ----------------------------------------
                                        Bank Officer


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